Exhibit 10.29
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [*], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
FIRST AMENDMENT TO AMENDED AND RESTATED MASTER SERVICING AGREEMENT
This FIRST AMENDMENT TO AMENDED AND RESTATED MASTER SERVICING AGREEMENT (this “Amendment”) is dated as of [*], between PALISADES COLLECTION, L.L.C., a Delaware limited liability company, with offices at 210 Sylvan Avenue, Englewood Cliffs, New Jersey 07632 (“Palisades”) and [*], a New York partnership, and [*], a limited liability company, each with offices at [*] ( “Servicer”).
     Introduction. This Amendment is intended to amend certain provisions of the existing Amended and Restated Master Servicing Agreement (“Existing Agreement”) dated May 11, 2004 between Palisades and [*] and the Fee Letter of that same date between Palisades and [*]. Capitalized terms in this Amendment shall be defined as in the Existing Agreement unless such terms are otherwise defined in this Amendment.
     For good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:
1. Parties. “Clients” consent to the addition of [*], a newly formed entity with identical ownership to “Servicer,” as a party to this Amendment. Clients further agree to allow Servicer the ability to transfer to [*], Servicer’s interests in the “Fee Premium” as defined in Schedule 1 and Schedule 2 attached to this Amendment.
2. Separate Pool for New Portfolios. Section 1 “Engagement of Servicer” is hereby amended to add the following additional sentence at the end of the paragraph:
Effective with the date of this Amendment, Client consents to the placement of all Portfolios assigned by Client to Servicer into a separate pool from all prior serviced and assigned Portfolios for the purpose of cross-collateralization of principal and interest recoveries.
3. Compensation. The “Fee Schedule” referenced in section 4 of the Existing Agreement and attached to the Fee Letter as Schedule 1 is hereby replaced by Schedule 1 attached to this Amendment. The last sentence of section 4 of the Existing Agreement is hereby deleted and replaced by the following sentence:
Servicer is responsible, and not permitted to be reimbursed, for any of Servicer’s fees or costs, except as specifically provided in the Distribution Schedule.
4. Distributions. The “Distribution Schedule” referenced in Section 5(b) of the Existing Agreement and attached to the Fee Letter as Schedule 2 is hereby replaced by Schedule 2 attached to this Amendment.

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5. Advances For Court Costs. Servicer shall make advances for court costs of attorneys who are retained by Servicer to collect any Receivables. Servicer shall be entitled to reimbursement for those expenses by deducting 50% of the advanced court costs from the weekly remittance to Palisades.
6. Servicer Reports: Section 4 of the Existing Agreement is hereby replaced in its entirety by the following:
(a) Servicer shall furnish to Palisades, by the 12th of each month, the Monthly Collections Report, as well as a current Master, File for each Portfolio. “Master File” means a summary of account level data of the Receivables for each Portfolio, in digital field format on CD-ROM, containing such data and fields as Servicer may have on its system of record. “Monthly Collections Report” means a report by Servicer to Palisades showing the following data for the immediately previous calendar month, as well as totals for year to date and Portfolio lifetime: (i) collections, (ii) Proceeds from sales or leases, (iii) cost of funds calculations, (iv) amounts distributed pursuant to each clause of the Distribution Schedule. If requested by the Secured Lender, Servicer shall provide copies of each of the items in this paragraph to the Secured Lender, provided that the Secured Lender shall indicate in its request that Palisades has failed to provide such items as required in its agreements with the Secured Lender.
(b) Servicer shall deliver to Palisades each of the following: 1) within 150 days of the end of each fiscal year, (i) annual audited financial statements for Servicer and its consolidated subsidiaries, consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous fiscal year, which financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, and certified without qualification, by an independent certified public accounting firm of national standing or otherwise reasonably acceptable to Palisades, together with the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters, (ii) an annual audit in accordance with the Statement On Auditing Standards (SAS) No. 70 certified without qualification by such accounting firm containing such auditor’s opinion that Servicer’s description of its controls presents fairly, in all material respects, the relevant aspects of its controls that had been in place during the last fiscal year, that the controls were suitably designed to achieve the specified control objectives and that the controls that were tested were operating with sufficient effectiveness to provide reasonable assurance that the control objectives were achieved during that fiscal year and (iii) promptly after request by Client, unaudited quarterly financial statements. Client agrees to keep confidential all financial statements received from Servicer provided that Client may make those financial statements available to its Secured Lender and to investment bankers provided that they agree to keep those financial statements confidential.
7. Notices. Section 14 of the Existing Agreement is hereby modified such that the notice addresses shall be replaced in their entirety by the following:

If to Servicer:	[*]

with a copy to:

[*]

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If to Clients:	Palisades Collection, LLC 210 Sylvan Avenue Englewood Cliffs, New Jersey 07632 Fax #: (201) 569-4595 Attention: Gary Stern, Manager

And	Cliffs Portfolio Acquisition I, LLC 210 Sylvan Avenue Englewood Cliffs, New Jersey 07632 Fax #: 201-567-2203 Attention: Seth C. Berman, Esq.
8. Escrow of Names and Codes. Section 15(b) of the Existing Agreement is hereby deleted in its entirety and replaced by the following:
Servicer shall not be obligated to disclose to Client or Palisades the particular law firms and collectors that it uses to collect any Receivables, unless a Servicer Event of Default has occurred. Servicer shall, however, provide to a law firm designated by Palisades a list of law firms and collectors (and law firm and collector code numbers) that are identified by code on the reports of the Receivables provided by Servicer to Palisades provided that such law firm agrees to hold those codes in escrow pursuant to the escrow letter attached as Exhibit D. Servicer shall update that list each six months and, after a Servicer Event of Default, upon demand.
9. Escrow Letter. The Escrow Letter referenced in referenced in Section 15(b) of the Existing Agreement and attached to the Existing Agreement as Exhibit D is hereby deleted and replaced by Exhibit D attached to this Amendment.
10. Successors and Assigns. Section 20 of the Existing Agreement is hereby deleted and replaced by the following:
This Agreement may not be assigned, in whole or in part, by either party without the prior written consent of the other party. For purposes of this Section 20, an assignment shall be deemed to occur upon any “Change in Control” of any Client. A “Change in Control” shall be deemed to occur upon (i) the merger or consolidation of any Client with another corporation or other entity, whether or not the Client is a surviving corporation, (ii) the liquidation of a Client or a sale or other disposition of substantially all of the assets of a Client, or (ii) any change in the beneficial ownership or control of the stock or other equity securities of a Client representing greater than 50% of the combined voting power of such Client’s then outstanding securities.
11. Full force and Effect.. Except for the modifications described above, all terms and conditions of the Existing Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

PALISADES COLLECTION, L.L.C.

By:	/s/ Gray Stern

Title:	Manager

[*]

By:

Title:

[*]

By:

Title:

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EXHIBIT D
ESCROW LETTER
(Amended and Restated)
As of                     , 200_
Lowenstein Sandler PC
65 Livingston Avenue
Roseland, NJ 07068
Attention: Daniel J. Barkin, Esq.
Ladies and Gentlemen:
     Palisades Collection, LLC (“Palisades”) and [*] (“Servicer”) (collectively, the “Parties”) have executed a certain Amended and Restated Master Servicing Agreement dated as of May 11, 2004, as amended and as may be further amended from time to time (the “Agreement”) whereby Palisades or a wholly-owned subsidiary of Palisades (each, a “Client”) will own consumer receivables to be serviced by Servicer. All capitalized terms contained herein and not otherwise defined shall have the same meaning as set forth in the Agreement.
     Pursuant to Section 15(b) of the Agreement, Servicer is obligated to provide to Lowenstein Sandler PC (the “Escrow Agent”) a list of law firms, collectors and law firm and collector code numbers (the “Names and Codes”) that are identified by code on the reports of the Receivables provided by Servicer to Palisades. Servicer agrees to update the Names and Codes each six months hereafter, and after a Servicer Event of Default, upon demand by Palisades or its Permitted Assignees (as defined below).
     Servicer desires to protect the confidentiality of the Names and Codes (the “Confidential Information”) to be revealed by it in the course of the Agreement.
     Escrow Agent agrees that the Confidential Information will not be used by Escrow Agent other than in accordance with the terms of the Agreement, and that such Confidential Information will be kept confidential, and not disclosed, by Escrow Agent to Palisades or any third parties; provided, however, that Escrow Agent shall provide the Confidential Information: (a) to Palisades or its Permitted Assignees (as defined below) promptly after receipt of a copy of a certification from Palisades or a Permitted Assignee that a Servicer Event of Default has occurred and been declared and noticed by Palisades or a Permitted Assignee in writing to Servicer and Escrow Agent together with a copy of that notice or (b) if required by law, court order or court rule, but only after written notice to Servicer unless that notice would violate that law, court order or court rule. In addition, if Palisades or Permitted Assigns receives the Confidential Information, Palisades agrees to maintain the confidential integrity of the Confidential Information and shall not disclose the Confidential Information to any third parties, except Permitted Assignees or if required by law, court order or court rule, but only after written notice to Servicer unless that notice would violate that law, court order or court rule and after the occurrence of a Servicer Event of Default.

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     For purposes of this letter, “Permitted Assignees” shall mean Palisades and, to the extent that they sign or are bound by a confidentiality agreement reasonably acceptable to Servicer, Palisades’ affiliates and Secured Lender. A confidentiality agreement substantially in the form of Exhibit E annexed to the Agreement is deemed acceptable to the Servicer.
     If the Escrow Agent, before the termination of the escrow, receives or becomes aware of conflicting demands or claims with respect to the or the rights of Confidential Information, the Escrow Agent shall have the right to commence proceedings (“Conflicting Instructions Proceeding”) for the determination of such conflict.
     Escrow Agent shall be permitted to resign from its duties hereunder upon ten or more days written notice to the Parties. However, if by the end of that notice period the Parties have not agreed upon a successor escrow agent, Escrow Agent may commence proceedings (“Resignation Proceeding”) requesting either that a court appoint a replacement escrow agent or that the Confidential Information be deposited with the court. Escrow Agent shall be deemed to have resigned from its duties hereunder upon the appointment of a successor agent by the Parties or a court, or upon the delivery of the Confidential Information to a court in connection with a Resignation Proceeding.
     All notices given to any Parties by Escrow Agent shall be effective if given in accordance with the terms of the Servicing Agreement.
     The Escrow Agent shall not be liable for any error of judgment, for any act done or omitted by it in good faith, or for anything which it may in good faith do or refrain from doing in connection herewith, or for any negligence other than any actual loss caused solely and directly its gross negligence. The Escrow Agent is authorized to rely and act upon any document believed by it to be genuine and to be signed by the proper party or parties, and will incur no liability in so acting. The Escrow Agent shall have no duty to take any action, except upon receipt of written instructions from all the Parties or upon receipt of a court order directing it to do so.
     The Parties hereto jointly and severally agree to pay all costs, damages, judgment and expenses, including reasonable attorneys’ fees, suffered or incurred by the Escrow Agent in connection with any Conflicting Instructions Proceeding or Resignation Proceeding or otherwise arising out of the escrow or this Agreement.
     The Parties acknowledge that the Escrow Agent is also counsel to Palisades and its affiliates. If there is any litigation or dispute with respect to this Agreement, including , without limitation, a dispute relating to the disposition of the items in escrow, the Escrow Agent may, notwithstanding its capacity as Escrow Agent, continue in its representation of Palisades and its affiliates.
     Please be advised that this letter and the directions and authorizations hereunder cannot be modified, amended, terminated, rescinded or revoked without the prior written consent of all the parties hereto. This letter shall be governed by New Jersey law. The parties hereto consent to the non-exclusive jurisdiction of the state and federal courts located in the State of New Jersey for any proceeding relating to this letter.

Sincerely,

PALISADES COLLECTION, LLC

By:	/s/ Gary Stern

Printed:	Gary Stern

Title:	Manager
     [*] hereby acknowledges receipt of this letter and the enclosures herewith, and agrees to perform in accordance herewith.

[*]

By:

Printed:

Title:

                                                                  hereby acknowledges receipt of this letter and the enclosures herewith, and agrees to perform in accordance herewith.

By:

Printed:

Title:

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SCHEDULE 1
FEE SCHEDULE
Unless otherwise indicated on the Portfolio Addendum for a particular Portfolio, the following shall be the Fees applicable to each Portfolio:
I.	“Base Fee”

[*]

II.	“Fee Premium”

[*]

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SCHEDULE 2
DISTRIBUTION SCHEDULE
          Proceeds (“Proceeds”) of the Receivables of each separate Portfolio, whether through sale, lease, collection or repurchase by a prior owner, shall be paid to an account of Servicer and shall be distributed by the Servicer on a weekly basis by Wednesday for the prior week ending on Sunday as follows:
          (i) first to Servicer for (A) out-of-pocket costs relating to obtain information concerning Receivables and/or account debtors of such Receivables, including but not limited to skip tracing and credit bureau reports not to exceed in the aggregate on average $[*] per Receivable and (B) reimbursement for reasonable court costs advanced by Servicer for legal actions instituted to collect Receivables pursuant to the terms of the Agreement, second, to Servicer to pay the Base Fee (as indicated in the Fee Schedule); third, to Client to pay an amount (“Cost of Funds Amount”) equal to Client’s Cost of Funds (as defined on Exhibit B to the Servicing Agreement) on the outstanding balance (“Purchase Price Balance”) of the Purchase Price that has not been distributed to Client pursuant to the fourth clause of this paragraph; fourth, to Client an amount equal to the Purchase Price Balance of that Portfolio; and: fifth: the Fee Premium to Servicer and the remaining percentage to Client, to be distributed simultaneously to the extent of their percentage claims from the remainder of the proceeds from that Portfolio.
          (ii) Notwithstanding anything in clause (i) of this section to the contrary, if by the end of the 27th month after the Purchase Date of any Portfolio, Client has not received, with respect to that Portfolio, an amount (“Purchase Price Threshold Amount”) equal to the sum of [*]% of the Purchase Price plus the Cost of Funds Amount applicable to that Portfolio, then Client shall also be entitled to receive [*]% of the Fee Premium to be distributed to Servicer pursuant to clause (i) of this section for all Portfolios until such time as Client has received the Purchase Price Threshold Amount with respect to that Portfolio.

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